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AMERITAS LIFE INSURANCE CORP.
MARKETING ALLOWANCES



LOW-LOAD SURVIVORSHIP VARIABLE UNIVERSAL LIFE (Registration No. 333-76359) Broker/Dealer, for its efforts in soliciting sales of the policy described as Policy Form #6055 (Low-Load Survivorship Variable Universal Life), shall receive marketing allowance as stated below:

   Policy Year          First Year Target Premium                      Premiums in Excess of Target            Annual Service Fee
                                                                                                               (Paid Quarterly on
                                                                                                               Accumulation Value)
        1                          25%                                              2%                                 0%
        2+                          0%                                              0%                                 0%

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